Exhibit 99.1

NEWS RELEASE

55 Nod Road
Avon, CT 06001
www.MagellanHealth.com

For Immediate Release
	Investor Contact:	Renie Shapiro
877-645-6464

	Media Contact:	Mike Fleming
410-953-2408
602-790-9612 (cell)

MAGELLAN HEALTH SERVICES REPORTS

THIRD QUARTER 2009 FINANCIAL RESULTS

Company Expects 2009 Results in Upper Half of Guidance Range

Secures National Behavioral Health Agreement with WellCare

AVON, Conn. — October 30, 2009 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported net income of $31.0 million, or $.88 per diluted common share, and segment profit of $64.5 million for the third quarter of 2009. The Company also increased guidance for the full year to the upper half of its previously disclosed range.

The Company attributed these results to strong revenue performance across all business segments and effective cost-of-care management.  It also announced today that it has signed a binding letter of agreement with WellCare Health Plans, Inc. to expand management of behavioral health care for the plan’s entire book of business, resulting in total annualized WellCare revenues in excess of $100 million.

Financial Results

For the quarter ended September 30, 2009, the Company reported net revenue of $667.6 million and net income of $31.0 million, or $.88 per diluted common share. For the prior year quarter, net revenue was $656.5 million and net income was $23.5 million or $.58 per diluted common share. Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes) for the current year quarter was $64.5 million, compared with $57.6 million in the prior year quarter. The Company ended the quarter with unrestricted cash and investments of $220.1 million, including the impact of stock repurchases as well as net cash used for the acquisition of First Health Services.

For the nine months ended September 30, 2009, the Company reported net revenue of $1.92 billion and net income of $62.9 million, or $1.77 per diluted common share. For the prior year period, the Company reported net revenue of $1.96 billion and net income of $62.6 million, or $1.55 per diluted common share. Segment profit for the first nine months of 2009 was $150.3 million versus $164.6 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

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René Lerer, M.D., chairman and chief executive officer, said, “Our financial performance in the third quarter was strong across all of our business segments, reflecting solid progress in maintaining and growing our customer relationships as well as our success in improving cost of care.  By providing appropriate oversight and strong clinical care management, we have demonstrated success in achieving quality outcomes for our customers and their members while effectively controlling costs.  This safeguarding of the quality and affordability of care is the foundation of our commitment.  At the same time that we’re focusing on these fundamentals, we’re looking forward and investing in product development and innovation, expanding the depth and breadth of our service offerings and identifying new ways to deliver value to our customers.”

Karen S. Rohan, president, said that the quarter’s results demonstrated the progress and success of all businesses — behavioral health, radiology (NIA), specialty pharmacy (ICORE), and Medicaid administration (First Health Services).

“Our strategic focus on customer retention and business diversification is yielding results across all of our lines of business,” Rohan said.  “This includes contributions from our newest business, First Health Services, which has further diversified and expanded the breadth of our service to Medicaid customers.  In addition, we learned recently that our public sector behavioral health contract in Maricopa County has been extended for a fourth full year, through August 31, 2011.  We are exceptionally pleased to have received this vote of confidence in our efforts and to have the opportunity to continue strengthening and transforming this system of care.”

WellCare Expansion

The Company also announced today the signing of a binding letter of agreement with WellCare Health Plans to manage behavioral health services for all WellCare markets.  This three-year contract expands upon the Company’s current agreement with WellCare in the state of Georgia and will add approximately 900,000 Medicare and Medicaid beneficiaries and incremental annual revenue of $60 million.  Pending regulatory approvals in each state, the Company expects all markets to be fully implemented by the end of the first quarter.  The parties will enter into separate definitive agreements for each market to be served by the Company and the parties have agreed that implementation of such definitive agreements is contingent upon the approval of the definitive agreement for Florida business by the Medicaid agency in Florida. Total revenues from all regions, including Georgia, are projected to be approximately $100 million.

“As health care payors across the nation consider business solutions available to manage financial risk and provide high quality, affordable care to their customers and members, we have an emerging opportunity to introduce the services we can provide across all lines of business,” Lerer said.  “This trend is highlighted by discussions with organizations that historically have in-sourced management of behavioral health benefits for their membership and who are once again considering the value of a focused, strategic, value-added partner.”

Outlook

Jonathan N. Rubin, the Company’s chief financial officer, said that the strong financial results through September 30, 2009 have led the Company to increase guidance for the full year to the upper half of its previously disclosed range.  This guidance, including estimates for First Health Services, projects full-year segment profit in the range of $207.5 million to $217.5 million and net income of $85.3 million to $95.5 million.  This equates to diluted EPS of $2.41 to $2.70.  The Company’s EPS guidance reflects the impact of the repurchase of 431,000 shares through close of business yesterday, but excludes any impact from repurchases that may occur during the remainder of the fourth quarter.

Rubin noted, “Looking ahead to next year, we are in the process of developing business plans and will provide 2010 guidance in December. In the meantime, we currently expect segment profit growth in 2010, which reflects the recognition of a full year’s revenues from First Health Services and newly contracted businesses, offset by projected membership declines within our commercial behavioral health and radiology customer base

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and continued margin compression as a result of economic pressures faced by health plan and public sector clients in particular.”

Earnings Results Conference Call

Management will host a conference call at 10:30 a.m. Eastern time on Friday, October 30. To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode Third Quarter Earnings approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. Interested parties should call 800-229-6227 or 402-220-9679 (from outside the U.S.) to listen.

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 27, 2009, and subsequent Quarterly Reports on Form 10-Q, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan: Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization. Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2009 segment profit, net income, earnings per share, care trends, estimates of revenue and market implementation timing related to the WellCare letter of agreement, future share repurchases pursuant to the announced $100 million share repurchase, and directional guidance regarding segment profit for 2010.  These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; the impact of varying economic and market conditions on the Company’s investment portfolio; the state of the national economy and adverse changes in economic conditions; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009 (1)	2008	2009 (1)

Net revenue	$656,462	$667,589	$1,963,610	$1,922,905

Cost and expenses:
Cost of care	456,584	435,007	1,368,748	1,309,773
Cost of goods sold	44,281	50,139	134,518	151,497
Direct service costs and other operating expenses (2)	105,879	122,034	322,110	328,032
Depreciation and amortization	16,086	12,154	44,983	33,713
Interest expense	592	650	2,824	1,734
Interest income	(4,127)	(1,215)	(13,336)	(5,260)
	619,295	618,769	1,859,847	1,819,489

Income from continuing operations before income taxes	37,167	48,820	103,763	103,416
Provision for income taxes	13,678	17,833	41,142	40,470
Net income	23,489	30,987	62,621	62,946
Other comprehensive (loss) income	(1,590)	52	(1,866)	(168)
Comprehensive income	$21,899	$31,039	$60,755	$62,778

Weighted average number of common shares outstanding — basic	40,272	35,128	39,991	35,426
Weighted average number of common shares outstanding — diluted	40,722	35,331	40,457	35,566

Net income per common share — basic	$0.58	$0.88	$1.57	$1.78
Net income per common share — diluted	$0.58	$0.88	$1.55	$1.77

(1)   For a more detailed discussion of Magellan’s results for the period ended September 30, 2009, refer to the Company’s Quarterly Report on Form 10-Q which will be filed with the SEC on October 30, 2009, and the live broadcast or taped replay of the Company’s earnings conference call on October 30, 2009, which will be available at www.MagellanHealth.com.

(2)   Includes stock compensation expense of $7,832 and $4,124 for the three months ended September 30, 2008 and 2009, respectively, and  $26,349 and $16,724 for the nine months ended September 30, 2008 and 2009, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2008	2009

Cash flows from operating activities:
Net income	$62,621	$62,946

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,983	33,713
Non-cash interest expense	1,730	675
Non-cash stock compensation expense	26,349	16,724
Non-cash income tax expense	32,339	28,696
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	103,604	10,702
Accounts receivable, net	(24,960)	(7,139)
Other assets	(6,012)	(22,945)
Accounts payable and accrued liabilities	3,752	(18,466)
Medical claims payable and other medical liabilities	(7,571)	(6,669)
Other	(68)	2,386
Net cash provided by operating activities	236,767	100,623

Cash flows from investing activities:
Capital expenditures	(23,955)	(25,808)
Acquisitions and investments in businesses, net of cash acquired	(425)	(115,438)
Purchase of investments	(345,702)	(213,377)
Maturity of investments	92,992	247,631
Net cash used in investing activities	(277,090)	(106,992)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(12,686)	(3)
Payments to acquire treasury stock	(13,523)	(67,070)
Proceeds from exercise of stock options and warrants	12,587	1,101
Tax benefit from exercise of stock options	5,443	2,980
Other	(1,365)	(259)
Net cash used in financing activities	(9,544)	(63,251)
Net decrease in cash and cash equivalents	(49,867)	(69,620)
Cash and cash equivalents at beginning of period	312,372	211,825
Cash and cash equivalents at end of period	$262,505	$142,205

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009

Net revenue
- Commercial	$163,240	$162,060	$486,792	$481,003
- Public Sector	363,798	336,327	1,084,808	1,001,368
- Radiology Benefits Management	72,692	78,279	223,890	222,403
- Specialty Pharmaceutical Management	56,732	65,111	168,120	192,319
- Medicaid Administration	—	25,812	—	25,812
Total net revenue	656,462	667,589	1,963,610	1,922,905

Cost of care
- Commercial	85,867	86,031	252,569	264,668
- Public Sector	320,479	294,233	963,374	896,149
- Radiology Benefits Management	50,238	54,743	152,805	148,956
Total cost of care	456,584	435,007	1,368,748	1,309,773

Cost of goods sold - Specialty Pharmaceutical Management	44,281	50,139	134,518	151,497

Direct service costs and other operating expenses
- Commercial	38,018	37,843	113,588	114,376
- Public Sector	17,668	16,440	51,135	50,646
- Radiology Benefits Management	14,104	12,880	41,408	38,387
- Specialty Pharmaceutical Management	6,713	5,516	18,764	18,780
- Medicaid Administration	—	22,138	—	22,138
- Corporate & Other	29,376	27,217	97,215	83,705
Total direct services costs and other operating expenses	105,879	122,034	322,110	328,032

Stock compensation expense (1)
- Commercial	(424)	(211)	(1,097)	(731)
- Public Sector	(231)	(112)	(598)	(556)
- Radiology Benefits Management	(452)	(152)	(1,096)	(946)
- Specialty Pharmaceutical Management	(2,325)	(429)	(6,445)	(4,647)
- Medicaid Administration	—	(358)	—	(358)
- Corporate & Other	(4,400)	(2,862)	(17,113)	(9,486)
Total stock compensation expense	(7,832)	(4,124)	(26,349)	(16,724)

Segment profit (loss)
- Commercial	39,779	38,397	121,732	102,690
- Public Sector	25,882	25,766	70,897	55,129
- Radiology Benefits Management	8,802	10,808	30,773	36,006
- Specialty Pharmaceutical Management	8,063	9,885	21,283	26,689
- Medicaid Administration	—	4,032	—	4,032
- Corporate & Other	(24,976)	(24,355)	(80,102)	(74,219)
Total segment profit	$57,550	$64,533	$164,583	$150,327

Reconciliation of segment profit to income from continuing operations before income taxes:
Segment profit	$57,550	$64,533	$164,583	$150,327
Stock compensation expense	(7,832)	(4,124)	(26,349)	(16,724)
Depreciation and amortization	(16,086)	(12,154)	(44,983)	(33,713)
Interest expense	(592)	(650)	(2,824)	(1,734)
Interest income	4,127	1,215	13,336	5,260
Income from continuing operations before income taxes	$37,167	$48,820	$103,763	$103,416

Membership
- Commercial				37.7
- Public Sector				1.8
- Radiology Benefits Management				17.7
Total membership				57.2

(1)          Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.